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                                  EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 22, 2005 on the financial statements of DirectView, Inc. and Subsidiaries as of December 31, 2004 and the related consolidated statements of operations, changes in shareholders' deficit and cash flows for the years ended December 31, 2004 and 2003 herein on the registration statement of DirectView, Inc. on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.


SHERB & CO., LLP
Boca Raton, Florida
May 31, 2005